As filed with the Securities and Exchange commission on June 30, 2006
Registration No. __________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Benjamin Franklin Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)
Massachusetts

(State or Other Jurisdiction of Incorporation or Organization)
04-3336598

(I.R.S. Employer Identification No.)

P.O. Box 309, 58 Main Street, Franklin, Massachusetts	02038-0309

(Address of Principal Executive Offices)	(Zip Code)
Benjamin Franklin Bancorp, Inc. 2006 Stock Incentive Plan

(Full Title of the Plan)
Thomas R. Venables
President and Chief Executive Officer
Benjamin Franklin Bancorp, Inc.
P.O. Box 309
58 Main Street
Franklin, Massachusetts 02038-0309

(Name and Address of Agent For Service
(508) 528-7000

Telephone Number, Including Area Code, of Agent For Service)
With a Copy to:
Carol Hempfling Pratt, Esq.
Foley Hoag llp
155 Seaport Boulevard
Boston, Massachusetts 02210
(617) 832-1000

CALCULATION OF REGISTRATION FEE
	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of Securities	to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered (1)	Per Share (2)	Price	Fee
Common Stock (par value $.01)	836,837 shares	$13.82	$11,565,088	$1,237.47

(1)	Maximum number of shares issuable under the Benjamin Franklin Bancorp, Inc. 2006 Stock Incentive Plan is 836,837.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, upon the basis of the average of the high and low prices of the common stock of the Registrant on June 27, 2006, as reported on the Nasdaq Stock Market.

PART I
          The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees and directors as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents are hereby incorporated by reference in this Registration Statement:
          (1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 28, 2006;
          (2) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Form 10-K referred to in clause (1) above; and
          (3) The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on March 9, 2005 including any amendment or report filed for the purpose of updating such description.
          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing of the Registrant’s Annual Report on Form 10-K for such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Report.
          Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
          Not applicable.

Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          Sections 8.50-8.59 of the Massachusetts Business Corporation Act authorize a Massachusetts corporation to indemnify its present and former directors and officers under certain conditions. Article 7 of Registrant’s by-laws provides that we shall indemnify each person who serves or has served as a director or officer at the level of Vice President or above to the fullest extent permitted by applicable law, against expenses (including attorney’s fees), judgments, fines, ERISA excise taxes, penalties, and amounts reasonably paid in settlement incurred in connection with any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative, arbitrative or investigative (without regard to whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity for or on behalf of Registrant while serving as a director or officer) or any claim, issue or matter therein, which proceeding such director or officer is, or is threatened to be made, a party to or participant in by reason of the fact that he or she is or was one of our directors or officers or was serving at our request as a director, officer, trustee, or in a similar capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The rights of indemnification continue as to a director or officer after he or she has ceased to be a director or officer and shall inure to the benefit of his or her heirs, estate, executors, administrators and personal representatives. No amendment, termination or repeal of the provisions of Article 7 of our by-laws or of the relevant provisions of the Massachusetts Business Corporation Act shall affect or deprive a director or officer of the benefit of those by-laws or applicable law with respect to any proceeding arising out of or relating to any actions, transactions or facts occurring prior to such amendment, termination or repeal.
          Section 2.02 of the Massachusetts Business Corporation Act authorizes a Massachusetts corporation to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation for monetary damages for breach of fiduciary duty as directors, provided that the provision may not eliminate or limit the liability of directors for:
•	any breach of the director’s duty of loyalty to the corporation or its stockholders;
•	any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	any improper distributions to stockholders under Section 6.40 of the Massachusetts Business Corporation Act; or
•	any transaction from which the director derived an improper personal benefit.
          Section 6.5.4 of Registrant’s articles of organization provides that, to the maximum extent permitted by the Massachusetts Business Corporation Act, none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability. No amendment to or repeal of the provisions of Section 6.5.4 shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any act or failure to act of such director occurring prior to such amendment or repeal. If the Massachusetts Business Corporation Act is subsequently amended to further eliminate or limit the personal liability of directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Act as so amended. A principal effect of Section 6.5.4 is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described above.

          Section 8.57 of the Massachusetts Business Corporation Act also authorizes a Massachusetts corporation to obtain insurance on behalf of its directors and officers against liability incurred by them in those capacities. Registrant has procured a directors’ and officers’ liability and company reimbursement liability insurance policy that insures (a) our directors and officers against losses, above a deductible amount, arising from specified types of claims made against them by reason of enumerated acts done or attempted by our directors or officers and (b) us against losses, above a deductible amount, arising from any of the specified types of claims, but only if we are required or permitted to indemnify our directors or officers for those losses under statutory or common law or under provisions of our articles of organization or by-laws .
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.

5	Opinion of Foley Hoag llp as to the legality of the securities being registered

23.1	Consent of Foley Hoag llp (included in Exhibit 5)

23.2	Consent of Wolf & Company P.C.

24	Power of Attorney (contained on the signature page)

99.1	Benjamin Franklin Bancorp, Inc. 2006 Stock Incentive Plan (included as Appendix B to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 28, 2006 and incorporated herein by reference).
Item 9. Undertakings.
          1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s or the Plan’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          2. The undersigned Registrant hereby undertakes:
               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs 2(a)(i) and 2(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.
               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
               (d) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
* * *

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Franklin, Massachusetts, on June 28, 2006.

benjamin franklin bancorp, inc.
By:	/s/ Thomas R. Venables
Thomas R. Venables
President and Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Thomas R. Venables and Claire S. Bean and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas R. Venables Thomas R. Venables	President, Chief Executive Officer and Director (Principal Executive Officer)	June 28, 2006
/s/ Claire S. Bean Claire S. Bean	Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	June 28, 2006
/s/ Mary Ambler Mary Ambler	Director	June 28, 2006
/s/ William P. Bissonnette William P. Bissonette	Director	June 28, 2006
/s/ Richard E. Bolton, Jr. Richard E. Bolton, Jr.	Director	June 28, 2006

/s/ William F. Brady, Jr. William F. Brady, Jr.	Director	June 28, 2006
/s/ Paul E. Capasso Paul E. Capasso	Director	June 28, 2006
/s/ John C. Fuller John C. Fuller	Director	June 28, 2006
/s/ Jonathan A. Hayes Jonathan A. Hayes	Director	June 28, 2006
/s/ Anne M. King Anne M. King	Director	June 28, 2006
/s/ Richard D. Mann Richard D. Mann	Director	June 28, 2006
/s/ Daniel F. O’Brien Daniel F. O’Brien	Director	June 28, 2006
/s/ Charles F. Oteri Charles F. Oteri	Director	June 28, 2006
/s/ Donald P. Quinn Donald P. Quinn	Director	June 28, 2006
/s/ Neil E. Todreas Neil E. Todreas	Director	June 28, 2006
/s/ Alfred H. Wahlers Alfred H. Wahlers	Director	June 28, 2006
/s/ Charles Yergatian Charles Yergatian	Director	June 28, 2006

EXHIBIT INDEX

5	Opinion of Foley Hoag llp as to the legality of the securities being registered

23.1	Consent of Foley, Hoag & Eliot llp (included in Exhibit 5)

23.2	Consent of Wolf & Company P.C.

24	Power of Attorney (contained on the signature page)

99.1	Benjamin Franklin Bancorp, Inc. 2006 Stock Incentive Plan (included as Appendix B to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 28, 2006 and incorporated herein by reference).